                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            FIRST BANK SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                FIRST BANK PLACE
                            601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402

                                                                  March 18, 1997

To Our Stockholders:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders which will be held at 10:00 a.m. on Thursday, April 24, 1997, at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403. For your convenience, a map showing the location of the Minneapolis Convention Center is provided on the back of this Proxy Statement.

    You are urged to read the enclosed Notice of Meeting and Proxy Statement so that you may be informed about the business to come before the annual meeting of stockholders. At your earliest convenience, please mark, sign, date and return the accompanying form of proxy in the enclosed postage-paid envelope. We hope you will be able to attend the meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED BUSINESS REPLY POSTCARD TO REQUEST AN ADMISSION TICKET, WHICH WILL BE MAILED TO YOU PRIOR TO THE MEETING DATE.

                                           Very truly yours,

                                           /s/ John F. Grundhofer

                                           John F. Grundhofer
                                           CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                                     [LOGO]
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997

To the Stockholders
of First Bank System, Inc.:

    The 1997 Annual Meeting of Stockholders of First Bank System, Inc. (the "Company") will be held at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 on Thursday, April 24, 1997, at 10:00 a.m. for the following purposes:

    1.  To elect five persons to the Board of Directors.

    2. To consider and act upon a proposal to approve an amendment to the Company's Executive Incentive Plan.

    3. To consider and act upon a proposal to ratify the selection by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 3, 1997 will be entitled to notice of and to vote at the meeting and any adjournments thereof. A list of such holders will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the Company's headquarters, First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota.

March 18, 1997                          By Order of the Board of Directors

                                        /s/ Lee R. Mitau

                                                      Lee R. Mitau
                                                       SECRETARY

                                  PLEASE NOTE

       YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OR IF YOU PLAN TO ATTEND BUT DESIRE THE PERSONS NAMED AS PROXIES TO VOTE YOUR STOCK, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT
                                       OF
                            FIRST BANK SYSTEM, INC.

                                     [LOGO]

                                FIRST BANK PLACE
                            601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 973-1111

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    The accompanying proxy is solicited on behalf of the Board of Directors for use at the Company's annual meeting of stockholders to be held on April 24, 1997, and at any adjournments thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, special communications or in person but will receive no special compensation for such services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the owners of the stock in accordance with the New York Stock Exchange schedule of charges. The Company has engaged Morrow & Co., Inc. to assist in proxy solicitation for an estimated fee of $15,000 plus out-of-pocket expenses. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about March 18, 1997.

VOTING, EXECUTION AND REVOCATION OF PROXIES

    Only stockholders of record at the close of business on March 3, 1997, the record date for the meeting, will be entitled to receive notice of and to vote at the meeting. As of that date there were approximately 133,422,201 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting. The Company's Bylaws provide that except as otherwise required by law, the Certificate of Incorporation or the Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum and the act of a majority of such quorum shall be deemed the act of the stockholders. When stock is registered in the name of more than one person, each such person should sign the proxy. If the proxy is signed as an attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given. If the stockholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer.

    If a proxy is properly executed and returned in the form enclosed, it will be voted at the meeting as follows, unless otherwise specified by the stockholder in the proxy: (i) in favor of the election as Directors of all the nominees listed herein; (ii) in favor of the proposal to approve an amendment to the Company's Executive Incentive Plan; and (iii) in favor of the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. The Board of Directors does not know of any other matters to come before the 1997 Annual Meeting of Stockholders. If any other matters are brought before the meeting, however, the accompanying proxy will confer discretionary authority with respect to any such other matters. Shares held in the Company's Capital Accumulation Plan, a 401(k) plan ("CAP"), for which a proxy is not received at least ten days prior to the meeting will be voted by the trustee in the same proportion as votes actually cast by CAP participants, in accordance with the terms of the CAP. A proxy may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy or ballot bearing a later date.

    If an executed proxy card is returned and the stockholder has abstained from voting on any matter or, in the case of the election of Directors has withheld authority to vote with respect to any or all of the nominees, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter or, in the case of the election of Directors, in favor of such nominee or nominees. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

ANNUAL REPORT

    The 1996 First Bank System, Inc. Annual Report to Stockholders and Annual Report on Form 10-K, including financial statements for the year ended December 31, 1996, accompanies this Proxy Statement.

PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of March 3, 1997 with respect to shares of the Company's Common Stock which are held by the only persons known to the Company to be beneficial owners of more than 5% of such stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                                       COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                                ---------------------------
                    NAME OF STOCKHOLDER                            SHARES          PERCENT
------------------------------------------------------------    -------------     ---------
Wellington Management Company, LLP..........................        8,662,460(1)       6.5%
  75 State Street
  Boston, Massachusetts 02109

FMR Corp....................................................        7,223,930(2)       5.4%
  82 Devonshire Street
  Boston, Massachusetts 02109

---------

(1) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP ("Wellington"), a registered investment adviser, with respect to shares held as of December 31, 1996. The Schedule 13G indicates that the shares reported are owned by clients of Wellington and that Wellington has shared voting power with respect to 2,631,880 shares and shared dispositive power with respect to 8,662,460 shares.

(2) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR") with respect to shares held as of December 31, 1996. The Schedule 13G indicates that Fidelity Management & Research Company, a registered investment adviser and wholly owned subsidiary of FMR, beneficially owns 6,213,530 of such shares; Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR, beneficially owns 996,600 of such shares; and Fidelity International Limited, an investment adviser, beneficially owns 13,800 of such shares. Of the 7,223,930 shares beneficially owned by FMR, FMR has sole voting power with respect to 678,900 shares and sole dispositive power with respect to 7,223,930 shares.

                           MATTERS SUBMITTED TO VOTE

    Following is a discussion of the matters to be presented at the meeting:

                            I. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    The Bylaws of the Company currently provide for a Board of Directors consisting of 16 members. Commencing with the election of Directors at the annual meeting of stockholders in 1986, the Directors were divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of Directors. The term of office of the Class II Directors will expire at the annual meeting in 1997, the term of office of the Class III Directors will expire at the annual meeting in 1998, and the term of office of the Class I Directors will expire at the annual meeting in 1999. At each annual election of Directors, the Directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual election of Directors. Vacancies and newly created directorships resulting from an increase in the number of Directors may be filled by a majority of the Directors then in office and the Directors so chosen will hold office until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualified. Following the 1997 Annual Meeting of Stockholders, the Company anticipates that there will be two vacancies on the Board of Directors. The accompanying proxy may not be voted for more than five Directors.

    It is intended that proxies accompanying this Proxy Statement will be voted at the meeting FOR the election to the Board of Directors of the nominees named, unless authority to vote for one or more of the nominees is withheld as specified in the proxy card. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote is necessary for the election of each nominee, and cumulative voting is not permitted. Class II Directors are to be elected at the meeting for a three-year term expiring at the annual meeting in 2000 and until their successors are elected and qualified. Nominees for Class II Directors are Peter H. Coors, Norman M. Jones, S. Walter Richey, Richard L. Robinson and Walter Scott, Jr. All of these nominees are presently serving as Class II Directors. If any of the nominees should be unavailable to serve as a Director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

BOARD OF DIRECTORS AND COMMITTEES

    During 1996, the Board of Directors of the Company held six regular meetings and four special meetings. The Board has established the following committees to perform their assigned functions: Executive Committee, Audit Committee, Credit Policy and Community Responsibility Committee, Compensation and Human Resources Committee, Finance Committee and Governance Committee. During the past year, the Executive Committee met once, the Audit Committee met five times, the Credit Policy and Community Responsibility Committee met four times, the Compensation and Human Resources Committee met eight times, the

Finance Committee met four times and the Governance Committee met seven times. Incumbent Directors' attendance at Board and Committee meetings averaged 95% during 1996 and each incumbent member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which such Director served, except Directors Marilyn Carlson Nelson and Walter Scott, Jr.

    The members of the Executive Committee are Directors Grundhofer (Chair), Hale, Macke, Richey and Schall. The Executive Committee is charged with acting with the authority of the Board of Directors when the Board is not in session, subject to applicable limitations set forth in the Company's Bylaws and under Delaware law.

    The members of the Audit Committee are Directors Schall (Chair), Collins, Hale, Johnson, Phillips, Richey and Robinson. The Audit Committee is charged with assisting the Board in discharging its statutory and fiduciary responsibilities for external and internal audits and the monitoring of accounting and financial reporting practices, determining that adequate administrative and internal accounting controls are in place and that they operate in accordance with prescribed procedures and codes of conduct, and reviewing certain financial information that is distributed to stockholders and the general public.

    The members of the Credit Policy and Community Responsibility Committee are Directors Hale (Chair), Coors, Grundhofer, Johnson, Nelson, Phillips and Schall. The Credit Policy and Community Responsibility Committee reviews lending and credit administration policies, practices and controls for the Company. The Committee reviews the adequacy of written credit policies, monitors significant lending and credit quality trends and summaries of examination reports, and approves the adequacy of the Company's allowance for credit losses. The Committee also has general oversight responsibility for the Company's policy and performance under the Community Reinvestment Act.

    The members of the Compensation and Human Resources Committee are Directors Macke (Chair), Knowlton, Levin, Renier, Richey and Robinson. The Compensation and Human Resources Committee is charged with oversight responsibility for executive management performance, the adequacy and effectiveness of compensation and benefit plans and employee programs, and senior management succession planning. In addition, the Committee makes recommendations to the Board of Directors regarding remuneration for senior management and Directors and adoption of employee compensation and benefit plans, and is charged with the administration of such plans, including the granting of stock incentives or other benefits.

    The members of the Finance Committee are Directors Richey (Chair), Collins, Grundhofer, Jones, Levin, Phillips, Renier, Scott and Schall (ex officio). The Finance Committee reviews and approves and monitors compliance with policies governing capital adequacy, dividends, interest rate sensitivity and liquidity for the Company, as well as policies governing the use of derivatives and the investment portfolio. The Committee makes recommendations to the Board of Directors regarding the sale and issuance and repurchase of debt and equity securities and reviews other actions regarding the common and preferred capital of the Company.

    The members of the Governance Committee are Directors Schall (Chair), Grundhofer, Hale, Macke and Richey. The Committee serves as a forum for ideas and suggestions to improve the quality of stewardship provided by the Board of Directors. The Committee reviews the charters of the various Board Committees to ensure they reflect the Company's commitment to effective governance. The Committee also manages the Board performance review process, assists the Board by identifying, attracting and recommending candidates for Board membership and administers the Director retirement policy. The Committee recommends to the Board those persons whom it believes should be nominees for election as Directors. The Committee will consider qualified nominees recommended by stockholders. Any such recommendation for the 1998 election of Directors should be submitted in writing to the Secretary of the Company so as to be received no later than 90 days in advance of the 1998 Annual Meeting of Stockholders. Such recommendation must include information specified in the Company's Bylaws that will enable the Governance Committee to evaluate the qualifications of the recommended nominee.

    It is the Company's policy that a Director shall retire as of the annual meeting of stockholders following the earlier of either 12 years of service (except that a Director who has completed 12 years of service as of October 1994 will not be subject to term limits) or such Director's sixty-seventh birthday. Notwithstanding this policy, however, the Board of Directors may, in consultation with the Governance Committee, ask a particular Director to continue service beyond the normal retirement date. The Board has requested Mr. Schall and Mr. Robinson, each of whom is 67 and otherwise would retire at the 1997 Annual Meeting of Stockholders in accordance with the Company's policy, to continue service as Directors subject to annual review of the continuing existence of appropriate circumstances for their continuation of service within the meaning of the policy, and each of them has agreed to do so. Mr. Schall is a Class I Director whose term expires at the 1999 Annual Meeting of Stockholders, and Mr. Robinson is a nominee for election as a Class II Director for a term expiring at the 2000 Annual Meeting of Stockholders. Two of the other nominees for election as Class II Directors, Mr. Jones and Mr. Scott, will turn 67 prior to the expiration of the term at the 2000 annual meeting. Mr. Jones will turn 67 prior to the 1998 annual meeting and Mr. Scott will turn 67 prior to the 1999 annual meeting.

    The Company has a Director Retirement and Death Benefit Plan (the "Plan") which provides for payments to Directors after they cease to be Directors. Plan benefits are payable to persons who have completed 60 months of service as a Director (measured as provided in the Plan). Benefits accrue in the amount of the annual retainer in effect on the date a Director's service terminates multiplied by the number of years of service, not to exceed 10 years. Benefits are paid in annual installments over a 10-year period. If a Director retires after reaching age 67 or after completion of 12 years of service, the Director receives lifetime payments not limited to 10 years in the amount of the annual retainer in effect on the date of retirement (provided that for current Directors, retirement benefits will be based on the current annual retainer, as described below). A Director who retires after 12 years of service but who is not then 67 does not receive the first payment until age 67. In the event of the Director's death, a lump sum payment may be made. In the event of certain types of changes of control of the Company, benefits payable under the Plan will be paid in a lump sum within 30 days thereof. In January 1997, the Board of Directors determined to freeze benefits under the Plan for current Directors and terminate the Plan for new Directors, both effective as of April 30, 1997. Accordingly, retirement benefits for current Directors will be based on the current annual retainer and each Director's service as of April 30, 1997 (provided that additional service after such date may be considered in determining the form of benefit to be paid). For current Directors with less than five years of service and, therefore, no vested benefit under the Plan, the Compensation and Human Resources Committee approved one-time stock option awards. On January 15, 1997, Messrs. Collins, Coors, Levin and Johnson were awarded options to purchase 265, 285, 490 and 1,420 shares of the Company's Common Stock, respectively. Each such option is exercisable in full on the fifth anniversary of each Director's respective date of election to the Board of Directors, has an exercise price per share equal to $71.875 (the fair market value on the date of grant), and expires on the tenth anniversary of the date of grant. Such options also include provisions entitling the optionee to a "reload option" under the same terms and conditions as provided in options granted to Directors under the Company's 1996 Stock Incentive Plan, described below. To compensate the Directors for the value of the annual benefits eliminated through the termination of the Plan, the Board of Directors also approved an increase in the annual retainer and in the annual stock option grant, as described below.

    Directors who are not employees of the Company receive an annual retainer of $20,000, with the exception of the Chair of the Audit Committee who receives an annual retainer of $21,000, plus all such Directors receive $1,000 for each meeting of the Board attended. In addition, non-employee Committee Chairs receive $2,000 and non-employee Directors receive $1,000 for each Committee meeting attended. Effective May 1, 1997, the annual retainer paid to non-employee Directors of the Company will be increased to $23,000, with the Chair of the Audit Committee receiving $24,000.

    Directors are offered the opportunity to defer all or a part of their Director compensation in accordance with the terms of the Deferred Compensation Plan for Directors. Under such plan, a Director may defer all retainer and meeting fees until such time as the Director ceases to be a member of the Board. In the event of certain types of changes of control of the Company, the plan will terminate and all deferred amounts will be paid in a lump sum within 30 days thereof. Directors may also elect to use their Director compensation to purchase shares of the Company's Common Stock through the Employee Stock Purchase Plan upon substantially the same terms and conditions as apply to employees. Directors may purchase shares of Common Stock with all or any portion of the fees earned as a Director of the Company. The purchase price is the lower of (a) 85% of the fair market value of the Company's Common Stock on the first day of the purchase period, or (b) 85% of the fair market value of the Company's Common Stock on the last day of the purchase period. On the last business day of the purchase period, each participant receives the largest number of whole shares of the Company's Common Stock that can be purchased with the participant's accumulated deductions at the established purchase price.

    Under the Company's 1996 Stock Incentive Plan, each non-employee Director of the Company receives options to purchase 2,500 shares of the Company's Common Stock upon first being elected to the Board of Directors and, thereafter, options to purchase 1,500 shares of the Company's Common Stock on the date of each annual meeting of stockholders if such Director's term of office continues after such grant date. Beginning with the 1997 Annual

Meeting of Stockholders, each non-employee Director of the Company will receive options to purchase 1,700 shares of the Company's Common Stock on the date of each annual meeting of stockholders if such Director's term of office continues after such grant date. Each option granted to a non-employee Director upon initial election to the Board or as of the date of each annual meeting of stockholders is exercisable in full as of the date of grant, has an exercise price per share equal to the fair market value of a share of Common Stock as of the date of grant and expires on the tenth anniversary of the date of grant. Such options granted to non-employee Directors include provisions entitling the optionee to a further option (a "reload option") if the optionee exercises an option, in whole or in part, by surrendering other shares of the Company's Common Stock or if shares of the Company's Common Stock are delivered or withheld as payment of an amount representing income tax obligations in connection with the exercise of an option, which reload options shall be for the number of shares of the Company's Common Stock surrendered as part or all of the exercise price plus the number of shares, if any, delivered or withheld as payment of an amount representing income tax obligations in connection with the exercise of an option.

    As required by the merger agreement relating to the Company's acquisition of Metropolitan Financial Corporation, the Company entered into a consulting agreement with Norman M. Jones, dated January 23, 1995, engaging Mr. Jones for a three-year period as an independent consultant to assist the Company in identifying and contacting, on behalf of the Company, potential financial institution acquisition candidates as requested from time to time by the Company. The agreement further provides that the Company is required to use its best efforts to secure the election of Mr. Jones to the Company's Board of Directors for a term of at least three years and to appoint Mr. Jones as Chairman of the Board of Directors of First Bank, fsb, a subsidiary of the Company, for at least three years. The agreement provides that Mr. Jones will be paid cash compensation of $200,000 annually for such services, including his service as a Director of the Company. Mr. Jones is a nominee for election as a Class II Director and is expected to retire at the 1998 Annual Meeting of Stockholders in accordance with the Company's retirement policy for Directors, discussed above.

INFORMATION REGARDING NOMINEES AND OTHER CONTINUING DIRECTORS

    There is shown below for each nominee for election as a Director and for each other person whose term of office as a Director will continue after the meeting, as furnished to the Company, the individual's name, age, principal occupation and business experience; the individual's period of service as a Director of the Company and other directorships and positions held.

CLASS I DIRECTORS--WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

---------------------------------------------------------------------------------
                      ROGER L. HALE, 62          Director Since 1987
       [PHOTO]        Mr. Hale is President and Chief Executive Officer of TENNANT Company,
                      a Minneapolis-based manufacturer of industrial and commercial floor maintenance equipment and products. He joined TENNANT in 1961 and was appointed Assistant to the President in 1963. Mr. Hale was elected
                      Vice President in 1968 and, in 1975, was elected President and Chief
                      Operating Officer. He was elected Chief Executive Officer in 1976. He serves as a Director of TENNANT Company and Dayton Hudson Corporation.
                      His community activities include serving as Chairman of the
                      Minneapolis Neighborhood Employment Network and as Vice Chair of
                      Public Radio International. Mr. Hale serves as Chair of the Credit
                      Policy and Community Responsibility Committee and also as a member of the Executive Committee, the Audit Committee and the Governance
                      Committee.

------------------------------------------------------------------------------------------
                      RICHARD L. KNOWLTON, 64          Director Since 1992
       [PHOTO]        Mr. Knowlton is Chairman of The Hormel Foundation, Austin, Minnesota,
                      a public foundation organized and operated for the benefit of charitable organizations and which is the principal shareholder of
                      Hormel Foods Corporation, a meat and food processing company. He became Chairman of The Hormel Foundation in December 1995 upon resigning as Chairman and Chief Executive Officer of Hormel Foods
                      Corporation. He joined Hormel Foods in 1948 and held numerous positions with the company, including Sales Manager, Vice
                      President-Operations, President and Chief Operating Officer, and
                      Chairman, President and Chief Executive Officer. Mr. Knowlton serves as a Director of ReliaStar Financial Corp. and SUPERVALU INC. In
                      addition to being Chairman of The Hormel Foundation, he is also a
                      Director of the University of Colorado Foundation, the Mayo Foundation
                      and the Horatio Alger Association. Mr. Knowlton serves as a member of the Compensation and Human Resources Committee.

------------------------------------------------------------------------------------------
                      EDWARD J. PHILLIPS, 52          Director Since 1988
       [PHOTO]        Mr. Phillips is Chairman and Chief Executive Officer of Phillips
                      Beverage Company, Minneapolis, Minnesota, an importer and marketer of distilled spirits. Mr. Phillips has been associated with Phillips
                      Beverage Company since 1969, having previously served as its President during its ownership by Alco Standard Corporation. He is a Director of
                      Weisman Enterprises, Inc. His community activities include serving as
                      Vice Chairman and Director of Metropolitan-Mount Sinai Foundation and
                      as a Director of Amicus, the Phillips Eye Institute, the Minnesota
                      AIDS Project, the Page Education Foundation, the Paul E. Goldstein
                      Family Foundation and the Jeremiah Project. Mr. Phillips serves as a member of the Audit Committee, the Credit Policy and Community
                      Responsibility Committee and the Finance Committee.

------------------------------------------------------------------------------------------
                      RICHARD L. SCHALL, 67          Director Since 1987
       [PHOTO]        Mr. Schall is the retired Vice Chairman of the Board and Chief
                      Administrative Officer of Dayton Hudson Corporation, Minneapolis,
                      Minnesota, a diversified retail company. He retired from active employment in February 1985. Mr. Schall is a Director of Medtronic,
                      Inc., Meritex, Inc. and Ecolab, Inc. He is also a member of the Boards of the Santa Barbara City College Foundation and SEE International.
                      Mr. Schall serves as Chair of the Audit Committee and of the
                      Governance Committee and also as a member of the Executive Committee and the Credit Policy and Community Responsibility Committee. He is
                      also an ex officio member of the Finance Committee.

CLASS II DIRECTORS--NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2000 ANNUAL
  MEETING

---------------------------------------------------------------------------------
                      PETER H. COORS, 50          Director Since 1996
       [PHOTO]        Mr. Coors is Vice Chairman and Chief Executive Officer of Coors
                      Brewing Company, Golden, Colorado, and Vice President of Adolph Coors
                      Company. Mr. Coors has been associated with Coors Brewing Company since 1970 and has served in various capacities, including as Director of Financial Planning, Director of Market Research, Vice President of
                      Sales and Marketing and President of Coors Distributing Company, and
                      as President of the brewing division of Adolph Coors Company. He serves as a Director of Adolph Coors Company. His community activities include serving as a member of the advisory council of Opportunities
                      Industrialization Centers of America, the advisory council of the
                      National Council of La Raza and the Young Presidents' Organization. He
                      is also an Executive Board member and Executive Vice President of the
                      Denver Area Council of the Boy Scouts of America, a Board member of Up
                      With People and a Trustee of the Adolph Coors Foundation. Mr. Coors
                      serves as a member of the Credit Policy and Community Responsibility
                      Committee.

------------------------------------------------------------------------------------------
                      NORMAN M. JONES, 66          Director Since 1995
       [PHOTO]        Mr. Jones serves as Chairman of the Board of First Bank, fsb, formerly known as Metropolitan Federal Bank, the thrift subsidiary of the
                      Company. Prior to the Company's acquisition of Metropolitan Financial
                      Corporation in January 1995, Mr. Jones served as Chairman of
                      Metropolitan Financial Corporation. He was employed by that company from 1952 through January 1995 in various capacities, including as
                      Vice President and Secretary, President, and Chief Executive Officer.
                      Mr. Jones is Chairman of Metro Bancorp, Inc. and a Director of Metro
                      Community Bank, fsb, RDO Equipment Co. and Slumberland, Inc. Mr. Jones
                      has served as Chairman of the SAIF Industry Advisory Committee, as a
                      Director of the S & L Computer Trust of Des Moines, as a member of the
                      Thrift Advisory Board to the Federal Reserve and as a member of the
                      Advisory Board to the Federal Savings and Loan Insurance Corporation.
                      He currently serves as National Director of Lutheran Health Systems, as a member of the Board of Regents of Concordia College, as Chairman
                      of Luther Seminary Foundation and as an Investment Committee Advisor
                      of the Board of Pensions of the Evangelical Lutheran Church of
                      America. Mr. Jones serves as a member of the Finance Committee.

---------------------------------------------------------------------------------
                      S. WALTER RICHEY, 61          Director Since 1990
       [PHOTO]        Mr. Richey is Chairman and Chief Executive Officer of Meritex, Inc., a
                      company involved in real estate management and development and warehousing located in Minneapolis, Minnesota. Mr. Richey has been with Meritex, Inc. (and its predecessor company) since 1973. He was elected to his present position in 1978. Mr. Richey also serves on the
                      Board of Directors of Donaldson Company, Inc. and as an Advisory
                      Director of Liberty Mutual Insurance Company. He is also a member of the Board of Overseers of the Curtis L. Carlson School of Management
                      at the University of Minnesota. Mr. Richey serves as Chair of the
                      Finance Committee and also as a member of the Executive Committee, the
                      Audit Committee, the Compensation and Human Resources Committee and
                      the Governance Committee.

------------------------------------------------------------------------------------------
                      RICHARD L. ROBINSON, 67          Director Since 1993
       [PHOTO]        Mr. Robinson has been Chairman and Chief Executive Officer of Robinson
                      Dairy, Inc. in Denver, Colorado since 1975. Prior to that time, he served in various capacities with Roberts Dairy Company and Roberts
                      Foods, Inc. in Omaha, Nebraska. He was a Director of Bank Western and
                      Western Capital Investment Corporation prior to the merger of WCIC into an affiliate of the Company. Mr. Robinson is a Director of Asset
                      Investors Corporation, past Chairman of the Greater Denver Chamber of
                      Commerce, past Chairman of the Denver Area Council--Boy Scouts of
                      America, past Chairman of the Mountain States Employers Council and serves as a Director of numerous civic organizations. Mr. Robinson serves as a member of the Audit Committee and the Compensation and
                      Human Resources Committee.

------------------------------------------------------------------------------------------
                      WALTER SCOTT, Jr., 65          Director Since 1996
       [PHOTO]        Mr. Scott is Chairman, President and Chief Executive Officer of Peter
                      Kiewit Sons', Inc., a company engaged in the construction, mining, telecommunications, energy and computer outsourcing businesses. Mr.
                      Scott has been associated with Peter Kiewit Sons' since 1949 and, with the exception of a period of service with the U.S. Air Force, has worked continuously for the company on a full-time basis since 1953.
                      He has held numerous positions with the company, including engineer, project engineer, district engineer, assistant district manager, district manager, Vice President, Executive Vice President, President,
                      and Chairman, President and Chief Executive Officer. He was elected to his present position in 1979. In addition to being Chairman of Peter
                      Kiewit Sons', Inc., Mr. Scott is also a Director of Berkshire Hathaway
                      Inc., Burlington Resources Inc., CalEnergy Company, Inc., ConAgra,
                      Inc., C-TEC Corporation, Valmont Industries, Inc., Worldcom, Inc. and
                      Northern Electric plc. Mr. Scott's community activities include serving as Chairman of the Board of Policy Advisors for the University
                      of Nebraska Institute for Information Science, Technology and
                      Engineering, Heritage-Joslyn Foundation, Joslyn Art Museum, Omaha
                      Zoological Society, Omaha Zoo Foundation and the Strategic Command
                      Consultation Committee. Mr. Scott serves as a member of the Finance
                      Committee.

CLASS III DIRECTORS--WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

---------------------------------------------------------------------------------
                      ARTHUR D. COLLINS, Jr., 49          Director Since 1996
       [PHOTO]        Mr. Collins is President and Chief Operating Officer of Medtronic,
                      Inc., Minneapolis, Minnesota, a leading medical device company. Mr.
                      Collins joined Medtronic in 1992. He was elected to his present position in 1996 and previously served as Chief Operating Officer,
                      Corporate Executive Vice President, and President of Medtronic
                      International. Prior to joining Medtronic, Mr. Collins served in a number of senior executive positions with Abbott Laboratories from
                      1978 through 1992, most recently as Corporate Vice President responsible for worldwide diagnostic business units. He serves as a
                      Director of Medtronic, Inc., TENNANT Company, GalaGen, Inc. and
                      Fairview Physician Associates. He is also a member of the Board of the
                      National Association of Manufacturers and numerous civic
                      organizations. Mr. Collins serves as a member of the Audit Committee and the Finance Committee.

------------------------------------------------------------------------------------------
                      JOHN F. GRUNDHOFER, 58          Director Since 1990
       [PHOTO]        Mr. Grundhofer is Chairman, President and Chief Executive Officer of
                      the Company. Prior to joining the Company on January 31, 1990, Mr.
                      Grundhofer served as Vice Chairman and Senior Executive Officer for
                      Southern California with Wells Fargo Bank, N.A. In addition to serving as Chairman of First Bank System, Mr. Grundhofer is also a Trustee of
                      Minnesota Mutual Life Insurance Company and a Director of Irvine
                      Apartment Communities, Inc. Mr. Grundhofer is Chairman of the
                      Minnesota Business Partnership, Vice Chairman of Minnesota Meeting, a
                      Director of the United Way of the Minneapolis area, an Advisory
                      Director of the Minneapolis-based Metropolitan Economic Development
                      Association, and a member of the Bankers Roundtable and of the CEO
                      Board of the School of Business Administration at the University of
                      Southern California. Mr. Grundhofer serves as Chair of the Executive
                      Committee and also as a member of the Credit Policy and Community
                      Responsibility Committee, the Finance Committee and the Governance
                      Committee.

------------------------------------------------------------------------------------------
                      DELBERT W. JOHNSON, 58          Director Since 1994
       [PHOTO]        Mr. Johnson is Chairman and Chief Executive Officer of Pioneer Metal
                      Finishing, a division of Safeguard Scientifics Inc. and one of the largest metal finishing companies in the United States. He joined the company in 1965 and was elected to his present position in 1978. From
                      1987 through 1993, Mr. Johnson served on the Board of Directors of the
                      Federal Reserve Bank of Minneapolis and, in 1989, was named Chairman.
                      In 1990, he was selected as Vice Chairman of the Federal Reserve Board
                      Conference of Chairmen and in 1990 became Chairman. He serves as a
                      Director of Ault Inc., TENNANT Company, Safeguard Scientifics Inc.,
                      Coherent Communications Systems Corp. and CompuCom Systems, Inc. He
                      also serves on the Advisory Boards of Hospitality House and Turning
                      Point, Inc. Mr. Johnson serves as a member of the Audit Committee and the Credit Policy and Community Responsibility Committee.

---------------------------------------------------------------------------------
                      JERRY W. LEVIN, 52          Director Since 1995
       [PHOTO]        Mr. Levin is Chairman of Revlon, Inc., New York, New York, a maker of cosmetics and personal care and professional products; Chairman of The
                      Coleman Company, Inc., Golden, Colorado, a manufacturer and marketer of outdoor recreational products; and Executive Vice President of
                      MacAndrews & Forbes Holdings, Inc. Revlon and Coleman are affiliate companies of MacAndrews & Forbes. Mr. Levin joined Revlon in 1991 as
                      President and was elected Chairman in November 1995. Mr. Levin was elected Chairman of Coleman in February 1997, and had been Chairman of
                      Coleman's parent company, Coleman Holdings, Inc., prior to joining
                      Revlon. Before joining MacAndrews & Forbes, Mr. Levin served in a number of senior executive positions with The Pillsbury Company from
                      1974 through 1989, including as Chairman and Chief Executive Officer of the Burger King Corporation, a Pillsbury subsidiary. In addition to serving as Chairman of Revlon and The Coleman Company, he is also a
                      Director of Ecolab, Inc., Meridian Sports, Inc. and Paradise Kitchens,
                      Inc. His community activities include serving as a Director of United
                      Way of New York City, B'nai B'rith Hillel of New York, UJA-Federation
                      of New York, the New York Philharmonic, the Council on the Graduate
                      School of Business-University of Chicago and the National Advisory
                      Committee of the College of Engineering-University of Michigan. Mr.
                      Levin serves as a member of the Finance Committee and the Compensation and Human Resources Committee.

------------------------------------------------------------------------------------------
                      KENNETH A. MACKE, 58          Director Since 1985
       [PHOTO]        Mr. Macke is the retired Chairman and Chief Executive Officer of
                      Dayton Hudson Corporation, Minneapolis, Minnesota, a diversified retail company. He joined Dayton Hudson in 1961 and had been continuously employed by the company until June 1994. Mr. Macke served as President of Dayton Hudson Corporation from 1981 to 1984. In 1982, he was elected Chief Operating Officer and was elected Chief Executive
                      Officer in 1983. In 1984, Mr. Macke was elected Chairman of the Board of the company. He is currently a general partner of Macke Partners, a private venture capital and investment company located in Golden
                      Valley, Minnesota. He is also a Director of Unisys Corporation,
                      General Mills, Inc. and Fingerhut Companies, Inc. Mr. Macke serves as
                      Chair of the Compensation and Human Resources Committee and also as a member of the Executive Committee and the Governance Committee.

------------------------------------------------------------------------------------------

    Directors Marilyn Carlson Nelson and Dr. James J. Renier are expected to retire at the 1997 Annual Meeting of Stockholders.

                         II. AMENDMENT OF THE COMPANY'S
                            EXECUTIVE INCENTIVE PLAN

    On February 15, 1995, the Board of Directors, upon recommendation of the Compensation and Human Resources Committee of the Board of Directors (the "Compensation Committee"), approved the First Bank System, Inc. 1995 Executive Incentive Plan (the "Executive Incentive Plan"). The Executive Incentive Plan is an annual bonus plan designed to provide certain of the Company's executives with incentive compensation based upon the achievement of objective, performance-based goals. The purpose of the Executive Incentive Plan is to advance the interests of the Company and its stockholders by attracting and retaining key employees and by stimulating the efforts of those employees to contribute to the continued success and growth of the Company's business. The Executive Incentive Plan was approved by the stockholders of the Company at the 1995 Annual Meeting of Stockholders, effective as of January 1, 1995. On February 19, 1997, the Compensation Committee approved certain amendments to the Executive Incentive Plan, including an amendment to change the maximum payment a participant may receive for any year from $1.5 million to 0.35% of the Company's "Operating Earnings" (as defined in the Executive Incentive Plan and described below) for such year. All of the amendments to the Executive Incentive Plan were adopted subject to stockholder approval of the amendment to change the maximum payment, as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and described below. Also on February 19, 1997, the Board of Directors, upon recommendation of the Compensation Committee, directed that the amendment to change the maximum payment be submitted for approval by the stockholders of the Company at the 1997 Annual Meeting of Stockholders. If approved by the stockholders, such amendment and the other amendments will be effective as of January 1, 1997.

    Currently, under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated employees of a publicly held corporation is limited to $1 million per fiscal year. Certain types of compensation are exempted from this deduction limitation, including "qualified performance-based compensation." The Executive Incentive Plan is designed so that awards under it can qualify as "qualified performance-based compensation" as defined in Section 162(m) and certain Treasury Regulations promulgated thereunder. Because one of the requirements for such qualification is stockholder approval of certain material terms of a plan, the Company is submitting the proposed amendment to change the maximum payment a participant may receive under the Executive Incentive Plan for stockholder approval in order to continue to be able to take advantage of the exemption provided in Section 162(m).

SUMMARY OF THE EXECUTIVE INCENTIVE PLAN

    The following summary description of the Executive Incentive Plan, as amended, is qualified in its entirety by reference to the full text of such plan, a copy of which will be available at the meeting and may be obtained upon written request directed to the Secretary of the Company.

    ADMINISTRATION. The Executive Incentive Plan provides that it shall be administered by the Compensation Committee, which shall consist of members appointed from time to time by the Board of Directors. Each member of the Compensation Committee shall be an "outside director" within the meaning of
Section 162(m) of the Code. The Compensation Committee shall have full power and authority, subject to the provisions of the Executive Incentive Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Executive Incentive Plan, (b) construe, interpret and administer the Executive Incentive Plan and any instrument or agreement relating to the Executive Incentive Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Executive Incentive Plan. Unless otherwise expressly provided in the Executive Incentive Plan, each determination made and each action taken by the Compensation Committee pursuant to the Executive Incentive Plan or any instrument or agreement relating to the Executive Incentive Plan (x) shall be within the sole discretion of the Compensation Committee, (y) may be made at any time, and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, participants in the Executive Incentive Plan, their legal representatives and beneficiaries and employees of the Company. The Compensation Committee may amend the Executive Incentive Plan prospectively at any time and for any reason deemed sufficient by it and may likewise terminate or curtail the benefits of the Executive Incentive Plan. The Compensation Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Executive Incentive Plan in the manner and to the extent it shall deem desirable to carry the Executive Incentive Plan into effect.

    ELIGIBILITY. Any executive officer of the Company who is also an "officer" within the meaning of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and who is designated by the Compensation Committee to participate in the Executive Incentive Plan with respect to a given year shall be eligible to participate in the Executive Incentive Plan in such year. The Company currently has 12 executive officers who are also considered to be "officers" within the meaning of Section 16(a) of the 1934 Act. For 1996, nine of these 12 executive officers were designated by the Compensation Committee to participate in the Executive Incentive Plan. Such nine executive officers as a group were awarded an aggregate of $4,272,400 for 1996 under the Executive Incentive Plan. Included in this group were all of the officers named in the Summary Compensation Table below, who were awarded payments in the amounts set forth opposite their names in such table.

    DESIGNATION OF PARTICIPANTS; DETERMINATION OF AWARDS. The Executive Incentive Plan provides that on or before the 90th day of each fiscal year during the term of the Executive Incentive Plan, the Compensation Committee shall designate all participants and their respective "Target Awards" for that year. The Compensation Committee shall also establish for each participant for any such year one or more "Performance Thresholds" (pre-established, objective performance goals which shall be based solely on the Company's "Return on Assets"), including a minimum level of achievement. The Company's Return on Assets is defined in the Executive Incentive Plan as a percentage consisting of the Company's Operating Earnings (as defined in the Executive Incentive Plan and described below) for the fiscal year divided by the Company's consolidated total average assets for such year, computed in accordance with generally accepted accounting principles and adjusted in the same fashion as Operating Earnings are to be adjusted as described below. Each "Target Award" will be a percentage, which may be greater or lesser than 100%. Following the close of each year and prior to the payment of any amount under the Executive Incentive Plan, the Compensation Committee must certify in writing (a) the Return on Assets and Operating Earnings for that year, and (b) the attainment of all other factors which are to be the basis for any payments to any participant for that year. In no event shall any participant receive any payment under the Executive Incentive Plan unless the Return on Assets for the year is at least equal to the minimum level of achievement set by the Compensation Committee for that year.

    Provided that the minimum achievement levels are reached, each participant in the Executive Incentive Plan shall then receive a bonus payment in an amount calculated pursuant to a specified formula. Prior to being amended in February 1997, such formula provided for bonus payments in an amount not greater than (a) a participant's annualized base salary, as determined by the Compensation Committee, as of the last day of the year in respect of which payments are being made, multiplied by (b) the participant's Target Award for that year, multiplied by (c) the participant's "Maximum Award Percentage" (defined as a percentage, which may be greater or lesser than 100%, with respect to each year and with respect to each Performance Threshold). As amended, such formula provides that each participant shall receive a bonus payment in an amount not greater than (x) a participant's annualized base salary, as determined by the Compensation Committee, as of the last day of the year in respect of which payments are being made, multiplied by (y) the participant's Target Award for that year; provided, however, that if the Company's Return on Assets is equal to or in excess of a designated Performance Threshold for that year, then each participant shall be entitled to receive a bonus payment in an amount not greater than the maximum payment a participant may receive for that year under the Executive Incentive Plan, as described below. Such formula was amended in order to provide maximum flexibility to the Compensation Committee with respect to the amount of incentive payments payable under the Executive Incentive Plan. However, even if the Company's Return on Assets is equal to or in excess of a designated Performance Threshold for a given year, under the Executive Incentive Plan the Compensation Committee retains sole and full discretion to reduce by any amount any incentive payment otherwise payable to any participant. In determining whether payments to any participant in the Executive Incentive Plan will be reduced, the Compensation Committee considers those financial and individual performance factors that it determines to be appropriate.

    Except as otherwise provided by the Compensation Committee, no incentive payment under the Executive Incentive Plan with respect to any year shall be paid or owed to a participant whose employment terminates prior to the last day of that year. The Executive Incentive Plan currently provides that no participant shall receive an Executive Incentive Plan payment in excess of $1.5 million for any year. If the proposed amendment to the Executive Incentive Plan is approved by the stockholders, the Executive Incentive Plan would provide that no participant shall receive an Executive Incentive Plan payment for any year in excess of 0.35% of the Company's "Operating Earnings" for such year. For purposes of the Executive Incentive Plan, the term "Operating Earnings" would mean the Company's net income computed in accordance with generally accepted accounting principles as reported in the Company's consolidated financial statements for the applicable year, adjusted to eliminate (i) the cumulative effect of changes in generally accepted accounting principles, (ii) gains and losses from discontinued operations, (iii) extraordinary gains or losses, and
(iv) any other unusual or nonrecurring gains or losses which are separately identified and quantified in the Company's financial statements, including merger-related charges. If the proposed amendment had been in effect for 1996, based on the Company's 1996 Operating Earnings of $667.7 million, the maximum incentive payment payable under the Executive Incentive Plan for 1996 would have been approximately $2,337,000.

    Under the Executive Incentive Plan, payments to participants are made in a single lump sum cash payment as soon as administratively feasible upon the completion of the fiscal year and after the Compensation Committee has made the necessary certifications and determinations under the Executive Incentive Plan. Payments are also made subject to applicable elections under any deferred compensation plans of the Company.

    MISCELLANEOUS. Participants and their beneficiaries do not have the right to assign, encumber or otherwise anticipate the payments to be made under the Executive Incentive

Plan and benefits are not subject to seizure for payment of any debts or judgments against any participant or any beneficiary. The Compensation Committee may establish any policy or policies that it deems appropriate with respect to applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, including the establishment of policies to ensure that all applicable taxes, which are the sole and absolute responsibility of the participants, are withheld or collected from such participants.

    The provisions of the Executive Incentive Plan shall not give any participant any right to be retained in the employment of the Company and, in the absence of any specific agreement to the contrary, the Executive Incentive Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any participant's employment at any time. The Executive Incentive Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any participant is or becomes eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any participant under the Executive Incentive Plan shall be included for the purpose of computing such participant's compensation under any compensation-based retirement, disability or similar plan of the Company unless required by law or otherwise provided by such other plan.

    STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of the proposal to amend the Executive Incentive Plan to change the maximum payment a participant may receive thereunder. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE EXECUTIVE INCENTIVE PLAN.

                           III. SELECTION OF AUDITORS

    The Board of Directors of the Company has selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. A proposal to ratify the appointment of Ernst & Young LLP will be presented at the meeting. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Board of Directors is not obligated to appoint other auditors, but will give consideration to such unfavorable vote.

    The Audit Committee of the Board of Directors has recommended to the full Board the appointment of Ernst & Young LLP, after carefully considering the qualifications of such firm. This included a review of its performance in prior years as well as its reputation for integrity and competence in the fields of auditing and accounting. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

    Proxies will be voted in favor of ratifying this selection unless otherwise specified. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 3, 1997 the beneficial ownership (as defined in the rules of the Securities and Exchange Commission) of the Company's Common Stock by Directors, the executive officers named in the Summary Compensation Table below and by all Directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                                                                   SHARES
                                                                                BENEFICIALLY
                                                                                OWNED(1)(2)
                                                                                ------------
Arthur D. Collins, Jr.........................................................        4,000
Peter H. Coors................................................................        4,442
John F. Grundhofer............................................................      782,820(3)(4)
Roger L. Hale.................................................................       17,000
Delbert W. Johnson............................................................        8,792
Norman M. Jones...............................................................      215,206(5)
Richard L. Knowlton...........................................................       13,839
Jerry W. Levin................................................................        5,887
Kenneth A. Macke..............................................................       21,394(6)
Marilyn Carlson Nelson........................................................       37,596(7)
Edward J. Phillips............................................................        8,386
James J. Renier...............................................................       18,937
S. Walter Richey..............................................................       18,542(8)
Richard L. Robinson...........................................................       14,415(9)
Richard L. Schall.............................................................       29,942(10)
Walter Scott, Jr..............................................................      838,874(11)
Richard A. Zona...............................................................      362,667(3)
Philip G. Heasley.............................................................      288,512(3)
Daniel C. Rohr................................................................      218,932(3)
John M. Murphy, Jr............................................................      210,295(3)
All Directors and executive officers as a group (27 persons)..................    3,522,962(12)

---------

 (1) No Director or named executive officer beneficially owns more than 1% of the outstanding Common Stock of the Company, and all Directors and executive officers as a group beneficially own 2.6% of the outstanding Common Stock.

 (2) Includes the following shares subject to options exercisable within 60 days: Mr. Collins, 4,000 shares; Mr. Coors, 4,000 shares; Mr. Grundhofer, 530,032 shares; Mr. Hale, 0 shares; Mr. Johnson, 6,500 shares; Mr. Jones, 4,204 shares; Mr. Knowlton, 3,933 shares; Mr. Levin, 4,000 shares; Mr. Macke, 0 shares; Mrs. Nelson, 6,500 shares; Mr. Phillips, 4,913 shares; Dr. Renier, 4,381 shares; Mr. Richey, 6,500 shares; Mr. Robinson, 4,443 shares; Mr. Schall, 6,500 shares; Mr. Scott, 2,500 shares; Mr. Zona, 207,345 shares; Mr. Heasley, 124,882 shares; Mr. Rohr, 120,637 shares; and Mr. Murphy, 143,794 shares.

 (3) Includes the following shares held in the CAP: Mr. Grundhofer, 1,980 shares; Mr. Zona, 291 shares; Mr. Heasley, 3,593 shares; Mr. Rohr, 2,310 shares; and Mr. Murphy, 2,823 shares. Ownership information with respect to shares held in the CAP is provided as of December 31, 1996, the most recent date for which information is available. Voting of shares held in the CAP is passed through to the participating employees; however, if a proxy is not received with respect to such shares, such shares will be voted by the trustee in accordance with the terms of the CAP. See "General Matters--Voting, Execution and Revocation of Proxies" above.

 (4) Includes 172,373 shares held in a family trust of which Mr. Grundhofer is the trustee, as to which he shares voting and investment power, and 6,487 shares held in a foundation created by Mr. Grundhofer.

 (5) Includes 23,497 shares held by Mr. Jones' wife and 2,832 shares held by Mr. Jones' grandchildren, as to which he shares voting and investment power.

 (6) Excludes 500 shares held in a trust for the benefit of Mr. Macke's children, as to which he has no voting or investment power and disclaims beneficial ownership.

 (7) Includes 30,879 shares held by two trusts of which Mrs. Nelson and members of her family are beneficiaries.

 (8) Excludes 100 shares held by Mr. Richey's wife, as to which he has no voting or investment power and disclaims beneficial ownership.

 (9) Includes 129 shares held by a partnership of which Mr. Robinson is a general partner, as to which Mr. Robinson shares voting and investment power.

(10) Includes 12,000 shares held in a family trust of which Mr. Schall is a trustee.

(11) Includes 811,803 shares held by a corporation controlled by Mr. Scott, as to which he shares voting and investment power and disclaims beneficial ownership.

(12) Includes (i) 21,625 shares held in the CAP for the accounts of certain executive officers as of December 31, 1996; and (ii) 1,458,874 shares subject to options exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's Directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and greater-than-10%-beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based upon a review of the copies of such reports and certain representations furnished to the Company with respect to the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's Directors, executive officers and greater-than-10%-beneficial owners were complied with except as follows: (i) Philip G. Heasley, an executive officer of the Company, donated shares of the Company's

Common Stock in two transactions in November 1995, which gifts should have been timely reported on a Form 5, and (ii) William F. Farley, a former executive officer of the Company, wrote covered call options on shares of the Company's Common Stock in four transactions in June 1996 after his departure from the Company, which transactions should have been timely reported on a Form 4. These transactions were subsequently reported on appropriate forms filed by each of them.

                             EXECUTIVE COMPENSATION
            Report of the Compensation and Human Resources Committee
                           on Executive Compensation

TO OUR STOCKHOLDERS:

    First Bank System, Inc.'s executive compensation philosophy emphasizes the Company's commitment to long-term growth in stockholder value. In general:

    - TOTAL COMPENSATION will be targeted at approximately the 70th percentile of a group of comparable banking companies. The premium in targeted pay over the 50th percentile will be primarily in the form of stock options.

    - BASE SALARIES will be targeted approximately 10 percent below the 50th percentile of the comparator group to minimize fixed expense and emphasize the relationship of pay to performance.

    - ANNUAL INCENTIVES will be targeted above the 50th percentile of the comparator group such that the total of targeted base salary plus targeted annual incentive will be equal to the 50th percentile.

    - LONG-TERM AWARDS will be targeted above the 50th percentile of the comparator group and will be primarily in the form of stock options and, to a lesser extent, restricted stock.

    Actual pay will be influenced by both competitive practice and the Compensation and Human Resources Committee's assessment of performance against several criteria, including measures of profitability, growth consistent with long-range strategy, risk management, the development and involvement of people, a continuing commitment to cultural diversity, and succession planning. No formal weightings have been assigned to these factors.

ROLE OF THE COMMITTEE

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee") seeks to maintain executive compensation policies which are consistent with the Company's strategic business objectives and values. In pursuing this goal, the Committee is guided by the following objectives:

    - A significant portion of senior executives' compensation shall be comprised of long-term, at-risk pay to focus management on the long-term interests of stockholders.

    - Executives' total compensation programs should emphasize pay that is dependent upon meeting performance goals to strengthen the relationship between pay and performance.

    - Components of pay which are at risk should contain equity-based pay opportunities to align executives' interests with those of stockholders.

    - Executive compensation should be competitive to attract, retain, and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the success of the Company depends.

    The Committee is comprised of six non-employee Directors. The Committee approves the design of executive compensation programs and assesses their effectiveness in supporting the Company's compensation objectives. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

    The Company obtains competitive market data from an independent compensation consultant comparing the Company's compensation practices to those of a group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparison purposes. This comparator group is comprised of companies in the banking industry with which the Company competes for executive talent and which are generally comparable with respect to business activities. While the comparator group is not comprised of the same companies contained in the peer group index under "Comparative Stock Performance" below, all of the comparator companies are included in such peer group index. The Committee believes that the companies used for compensation comparisons are a representative cross-section of the companies included in the peer group index.

ELEMENTS OF THE COMPENSATION PROGRAM

    The key elements of the Company's executive compensation program are base salary, annual incentives, and long-term incentives. In determining each component of compensation, the Committee considers an executive's total compensation package. Consistent with the Company's policy of aligning pay with performance, a greater portion of total targeted compensation is placed at risk than the total targeted compensation typically placed at risk by companies in the comparator group. In determining the total compensation package for executives, the Committee has considered the performance of the Company's Common Stock. In this regard, the Committee considers the performance of the Company's Common Stock to be a favorable factor; however, no formal weighting has been assigned to this factor. "Comparative Stock Performance" below includes the type of information considered by the Committee in this regard.

  POLICY WITH RESPECT TO SECTION 162(m)

    Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded that it is in the Company's and stockholders' best interest to qualify certain of the Company's stock-based, long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of such long-term incentive payments; the Committee believes that such qualification has been achieved. The Committee has also concluded that it is in the Company's and stockholders' best interest to continue to qualify payments under terms of the Executive Incentive Plan as performance-based compensation within the meaning of the Code. To this end, the Company is requesting stockholder approval at the meeting of a proposal to amend the Executive Incentive Plan, as described above. See "Matters Submitted to Vote--II. Amendment of the Company's Executive Incentive Plan."

  BASE SALARIES

    Each executive's base salary is initially determined according to competitive pay practices, his or her level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Committee uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on the Committee's subjective assessment of each executive's performance, as well as the factors described above. In 1996, base salaries were below the 50th percentile market level of the comparator group. This is consistent with the Company's strategic objectives.

    Each year, Mr. Grundhofer prepares a written self-appraisal of his performance which is presented to the Board of Directors. Each Director is invited to comment on Mr. Grundhofer's report and his performance is the subject of an executive session of the Board. Subsequently, the Committee Chair prepares a formal response which serves as Mr. Grundhofer's appraisal. The Committee determines Mr. Grundhofer's salary for the coming year, and his base salary is adjusted accordingly. In determining Mr. Grundhofer's base salary adjustment, the Committee considers Mr. Grundhofer's execution of his overall responsibility for the Company's financial performance, long-range strategy, capital allocation, and management selection, retention, and succession. However, formal weightings have not been assigned to these factors.

    Pursuant to an employment agreement between Mr. Grundhofer and the Company, Mr. Grundhofer received the annual base salary reported in the Summary Compensation Table from December 1, 1994 through December 31, 1996. See "Employment Contract" below. Mr. Grundhofer's base salary was raised by $130,000 to $750,000 effective January 1, 1997. This increase positions Mr. Grundhofer's base salary below the 50th percentile of the comparator group, consistent with the Company's executive compensation philosophy.

  ANNUAL INCENTIVES

    The Company provides annual incentives to executives under the Executive Incentive Plan. Annual incentives are intended to promote the Company's pay-for-performance philosophy by providing executives with annual cash bonus opportunities for achieving corporate, business unit, and individual performance goals. No formal weightings are assigned to these levels of performance.

    Eligible executives are assigned target bonus levels determined as a percentage of base salary. The Committee sets the target bonus awards at a level which, together with the amount of targeted base pay, provides total direct compensation which is approximately equal to the 50th percentile level among the Company's compensation comparator companies for total direct compensation. The Committee considers the targets it establishes to be achievable, but to require above-average performance from each of the executives. Actual awards, if any, are determined by the Committee based on its subjective assessment of each executive's business unit and individual performance. The assessment focuses on achievement of profitability, growth, risk management, and general management objectives; however, formal weightings have not been assigned to these factors.

    In 1996, the Company's targeted bonus level was above the 50th percentile target level of the comparator group of companies, and overall total targeted base pay plus bonus was equal to the 50th percentile. The Company's performance in 1996 exceeded the target level of performance. Specifically, with respect to profitability factors, the Company exceeded its goals for return on assets, net income, net charge-offs, noninterest expense, and efficiency ratio. In addition, in measuring the Company's performance relating to growth goals, the Committee noted the Company's successful efforts to reposition its businesses to remain competitive in a changing industry. Those successful efforts included the integration of acquired financial institutions, the introduction of new technology throughout the Company, the effective conversion of acquired banks' services, the internal growth of key businesses, the development of people, and strategic leadership. In analyzing the Company's risk management, the Committee observed that the Company exceeded its goals with respect to nonperforming assets. As a result, actual bonus awards exceeded the target level.

    Mr. Grundhofer's targeted annual bonus is consistent with the Company's policy of setting a targeted annual bonus sufficient to provide total direct compensation which is approximately equal to the 50th percentile level of the comparator group. Because the Company exceeded its target performance for 1996 based on the factors described in the preceding paragraph, Mr. Grundhofer's actual bonus, as reported in the Summary Compensation Table, was significantly above target, consistent with the goals of the Executive Incentive Plan.

  LONG-TERM INCENTIVES

    The Committee believes that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of the Company's stockholders. Furthermore, in keeping with the policy of placing a significant portion of executives' total pay at risk, the Committee sets targeted long-term incentive compensation above the 50th percentile levels among the Company's compensation comparator companies. During 1996, the Company granted stock options to most executives, including the five named executive officers. The following describes the Company's practices relative to each long-term incentive vehicle.

    STOCK OPTIONS. Stock options, including reload stock options, are the Company's primary long-term incentive vehicle. During 1996, the Company granted both regular and reload stock options to most executives, including all of the five named executive officers. Under the

1996 Stock Incentive Plan, options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company. The Company believes that reload stock options advance its objective of executive equity ownership by encouraging executives to exercise their stock options, and thereby increase their direct equity ownership, more quickly than if reload stock options were not available.

    To emphasize the Company's pay-at-risk philosophy, as well as to further enhance the alignment of management's interests with those of stockholders, stock option awards for 1996, 1997, and 1998 were made in December 1996. In determining the actual size of stock option awards, the Committee considers the value of the stock on the date of grant, competitive practice, the amount of options previously granted, individual contributions, and business unit performance. However, formal weightings have not been assigned to these factors.

    Mr. Grundhofer in 1996 received regular stock options and reload stock options as set forth in the Summary Compensation Table. All of the options granted to Mr. Grundhofer have an exercise price equal to the fair market value on the date of grant. The number of reload stock options granted to Mr. Grundhofer was equal to the number of shares of the Company's Common Stock he tendered to the Company in payment of the exercise price of options exercised during 1996, plus the number of shares withheld by the Company in payment of the taxes arising from the exercises.

    RESTRICTED STOCK. The 1996 Stock Incentive Plan also provides for the granting of restricted stock to executives. However, as discussed previously, the Company's primary form of long-term incentive is stock options. No grants of restricted stock were made to the five named executive officers during 1996.

CONCLUSION

    The Committee believes the Company's executive compensation policies and programs effectively serve the interests of stockholders and the Company. The Company's various pay vehicles are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success and to enhance the Company's value for the stockholders' benefit.

                                                  Kenneth A. Macke (Chair)
                                                  Richard L. Knowlton
                                                  Jerry W. Levin
                                                  James J. Renier
                                                  S. Walter Richey
                                                  Richard L. Robinson

EMPLOYMENT CONTRACT

    Effective January 30, 1995, the Company and Mr. Grundhofer entered into an Employment Agreement (as amended to date, the "Employment Agreement"), with a three-year term that, subject to notice of termination, automatically extends by one year on each anniversary of the agreement. Under the Employment Agreement, Mr. Grundhofer is entitled to receive an annual salary of not less than $620,000 and is entitled to participate in the Company's executive bonus program. Mr. Grundhofer is entitled to participate in various benefit programs covering, and to receive various personal benefits offered to, corporate executives of the Company. The Company has agreed to provide Mr. Grundhofer with a $1 million life insurance policy during the term of the Employment Agreement. Under the Employment Agreement, Mr. Grundhofer is entitled to receive from the Company the remainder of the payments intended to compensate him for payments and other benefits which he would have been eligible to receive had he continued to be employed by Wells Fargo & Company, his previous employer. Pursuant to the Employment Agreement, certain of such payments may be paid on a deferred basis over a 10-year period beginning in 2003 (with certain exceptions).

    Mr. Grundhofer's Employment Agreement also provides severance benefits in the event of termination of employment under certain circumstances. In the event of termination of employment without "cause" or by Mr. Grundhofer with "good reason" (as such terms are defined in the Employment Agreement), in addition to compensation and benefits already earned, he will be entitled to receive: (a) a lump sum payment equal to three-times annual salary plus target bonus potential,
(b) continuation of his participation in Company benefit and retirement plans and continuation of the $1 million life insurance policy for a three-year period, (c) continuation of personal benefits for a three-year period, (d) immediate exercisability of all options and vesting of restricted stock that would have become exercisable or vested during the remaining term of the Employment Agreement if no such termination had occurred, (e) credit for three additional years of service under the Company's Supplemental Executive Retirement Plan, and (f) payment for individual outplacement counseling services up to a maximum of $60,000. In the event the Company terminates Mr. Grundhofer's employment with "cause," or he terminates employment without "good reason," Mr. Grundhofer would forfeit all compensation and benefits following such termination. In the event of termination of employment without "cause" or by Mr. Grundhofer with "good reason" in anticipation of or within 24 months following a change in control (as such term is defined in the Employment Agreement), the following additional provisions will apply: (i) the bonus used to calculate the lump sum payment under (a) above will be the greatest of Mr. Grundhofer's (1) target bonus potential available on the date of termination, (2) bonus earned in the last fiscal year prior to the date of termination, or (3) average bonus earned in the last three fiscal years prior to the date of termination, (ii) credit shall be given for five (instead of three) additional years of service under (e) above, (iii) the Company will pay Mr. Grundhofer the full amount of any long-term cash incentive award for any plan periods then in progress to the extent not provided for in any Company long-term cash incentive plan or plans, and (iv) the Company will pay Mr. Grundhofer the year-to-date pro-rata amount of any annual cash incentive award to the extent not provided for in any Company annual cash incentive plan or plans.

    Mr. Grundhofer's Employment Agreement provides that the payments and benefits which he is entitled to receive in the event of termination of his employment will be reduced by certain amounts which he earns from other employment or services during the three-year period following his termination of employment with the Company. The Company has agreed to compensate Mr. Grundhofer for certain taxes and penalties that may be imposed as a result of payments and benefits which he receives in the event of termination of his employment after a change in control.

SEVERANCE AGREEMENTS AND PLANS

    The Company has entered into individual change in control severance agreements with certain executive officers, including each of the executive officers (other than Mr. Grundhofer) who are named in the Summary Compensation Table below, providing for severance payments upon certain terminations of employment in anticipation of or during the two-year period following a change in control. Termination of employment must be by the Company other than for "cause" or by the individual for "good reason," as such terms are defined in the agreements. The agreements provide for a lump sum payment equal to three times the terminated individual's annual salary plus average actual incentive pay for the prior three years, continuation of certain benefits for up to three years, credit for three additional years of service under the Company's retirement plans and five additional years of service under the Company's Supplemental Executive Retirement Plan, the payment of long-term cash incentive awards and pro-rata annual cash incentive awards and individual outplacement services. The Company has agreed to compensate such officers for certain taxes and penalties resulting from payments and benefits under the severance pay agreement and other arrangements. Mr. Grundhofer's Employment Agreement, as described above, sets forth the terms of payments and benefits in the event of termination of Mr. Grundhofer's employment in connection with a change in control. The Company also maintains change in control severance plans covering a broad range of salaried employees and providing for different levels of payments based on job classification. The vesting of outstanding stock options accelerates and restrictions on restricted stock lapse upon certain types of changes in control, and upon termination of employment in connection with certain types of changes in control, of the Company. Pursuant to the Company's Personal Retirement Account, a broad-based retirement plan, vesting of accounts accelerates under certain circumstances in connection with a change in control. Under the Company's Capital Accumulation Plan, the Company's 401(k) Plan, partial year matching contributions would be made under certain circumstances in connection with a change in control.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose salary and bonus earned in 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                 --------------------------
                                               ANNUAL COMPENSATION                         AWARDS
                                     ---------------------------------------     --------------------------
                                                                   OTHER         RESTRICTED    SECURITIES          ALL
                                                                  ANNUAL           STOCK       UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)    BONUS($)     COMPENSATION($)   AWARD(S)($)(1) OPTIONS/SARS(#) COMPENSATION($)
----------------------------  ----   ---------   -----------   -------------     ----------   -------------   -------------
John F. Grundhofer            1996   $ 620,000   $ 1,302,000   $    144,106(2)   $       0         753,366    $     64,169(3)
  Chairman, President and     1995     620,000     1,085,000        124,342(2)           0         247,991          49,189
  Chief Executive Officer     1994     601,667     1,085,000         97,110(2)   1,799,985         457,968          53,290

Richard A. Zona               1996     363,750       712,200          8,423(4)           0         330,804          26,808(5)
  Vice Chairman--Finance      1995     340,000       595,000          8,423(4)           0         119,766          17,261
                              1994     280,416       595,000             --(4)   1,699,995         256,194          15,879

Philip G. Heasley             1996     324,792       635,200          7,669(4)           0         192,265          20,214(5)
  Vice Chairman               1995     305,000       480,000          7,669(4)           0         139,000          14,072
                              1994     268,334       460,000             --(4)   1,300,002         170,170          13,056

Daniel C. Rohr                1996     272,917       336,800          8,725(4)           0         137,984          14,772(5)
  Executive Vice President    1995     265,000       325,000          6,590(4)           0         133,745          12,857
                              1994     242,083       325,000             --(4)     200,013         146,815          12,302

John M. Murphy, Jr.           1996     248,333       306,200          4,118(4)           0         176,044          15,065(5)
  Executive Vice President    1995     240,000       250,000          3,733(4)           0          45,471          14,852
                              1994     240,000       215,000             --(4)           0         132,650          14,485

---------

(1) The value of the restricted stock awards was determined by multiplying the market value of the Company's Common Stock on the date of grant by the number of shares awarded. Recipients receive dividends on, and have the right to vote, shares of restricted stock. The named individuals held shares of restricted stock as of December 31, 1996 with market values as follows:
    Mr. Grundhofer, 68,245 shares valued at $4,657,721; Mr. Zona, 55,115 shares valued at $3,761,599; Mr. Heasley, 42,994 shares valued at $2,934,341; Mr. Rohr, 9,661 shares valued at $659,363; and Mr. Murphy, 3,600 shares valued at $245,700. Restricted stock grants in 1994 to the named individuals vest in January 2002 or earlier if the Company has achieved three years of targeted return on assets relative to a peer group and three years of targeted growth in earnings per share. The following number of shares were granted in 1994: Mr. Grundhofer, 54,545 shares; Mr. Zona, 51,515 shares; Mr. Heasley, 39,394 shares; Mr. Rohr, 6,061 shares; and Mr. Murphy 0 shares.

(2) Benefits received by Mr. Grundhofer include transportation-related expenses of $55,276 in 1996, $41,711 in 1995, and $39,571 in 1994.

(3) Includes (a) imputed income in the amount of $15,830 arising from premiums paid by the Company with respect to life insurance for the benefit of Mr. Grundhofer; (b) amounts paid pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits), $9,500 of which was applied to Mr. Grundhofer's account in the CAP, and $34,339 of which was paid in cash; and (c) a matching contribution made by the Company to Mr. Grundhofer's CAP account in the amount of $4,500.

(4) The Company's incremental cost with respect to personal benefits of the named individuals is not reported because the cost thereof is below the amount required to be reported pursuant to Securities and Exchange Commission rules.

(5) Includes (a) amounts paid pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits), of which the following amounts were applied to the individual's account in the CAP: Mr. Zona, $9,500; Mr. Heasley, $9,500; Mr. Rohr, $9,500; and Mr. Murphy, $9,500; and
    the following amounts were paid in cash: Mr. Zona, $12,808; Mr. Heasley, $6,214; Mr. Rohr, $772; and Mr. Murphy, $1,065; and (b) matching contributions made by the Company to each of the named individuals' CAP accounts in the amount of $4,500.

STOCK OPTIONS

    The following tables summarize stock option grants and exercises during 1996 to or by the Chief Executive Officer and the executive officers named in the Summary Compensation Table above, and the values of options granted during 1996 and held by such persons at the end of 1996.

               OPTION/SAR GRANTS IN YEAR ENDED DECEMBER 31, 1996

                                                               INDIVIDUAL GRANTS
                                          -----------------------------------------------------------
                                            NUMBER OF      % OF TOTAL
                                           SECURITIES     OPTIONS/SARS     EXERCISE
                                           UNDERLYING      GRANTED TO       OR BASE
                                          OPTIONS/SARS    EMPLOYEES IN       PRICE       EXPIRATION
                  NAME                     GRANTED (#)     FISCAL YEAR      ($/SH)          DATE
----------------------------------------  -------------   -------------   -----------   -------------
John F. Grundhofer......................        78,692(1)                 $   59.750         1/30/00
                                                 9,344(1)                     59.750         2/19/01
                                                16,896(1)                     59.750         1/15/02
                                                15,102(1)                     59.750         1/19/03
                                                85,605(1)                     59.750         1/19/04
                                                11,108(1)                     64.750         2/19/01
                                                11,989(1)                     64.750         1/15/02
                                                28,331(1)                     64.750         1/19/03
                                               161,299(1)                     64.750         1/19/04
                                               335,000(2)                     69.875        12/19/06
                                          -------------
                                               753,366             8.8%

Richard A. Zona.........................           462(1)                     59.625         9/17/01
                                                15,328(1)                     59.625         2/19/02
                                                 8,766(1)                     59.625         2/16/03
                                                68,628(1)                     59.625         1/19/04
                                                 1,646(1)                     60.125         1/19/04
                                                 6,459(1)                     65.375         2/19/01
                                                 2,357(1)                     65.375         9/17/01
                                                14,621(1)                     65.375         2/19/02
                                                 5,596(1)                     65.375         2/16/03
                                                76,941(1)                     65.375         1/19/04
                                               130,000(2)                     69.875        12/19/06
                                          -------------
                                               330,804             3.9%

Philip G. Heasley.......................         5,005(1)                     59.625         2/19/02
                                                 6,175(1)                     59.625         2/16/03
                                                48,335(1)                     59.625         1/19/04
                                                 2,858(1)                     64.750         2/16/03
                                                 9,892(1)                     64.750         1/19/04
                                               120,000(2)                     69.875        12/19/06
                                          -------------
                                               192,265             2.2%

Daniel C. Rohr..........................         2,982(1)                     59.625         2/16/03
                                                31,235(1)                     59.625         1/19/04
                                                 2,858(1)                     64.750         2/16/03
                                                25,909(1)                     64.750         1/19/04
                                                75,000(2)                     69.875        12/19/06
                                          -------------
                                               137,984             1.6%

                                                        POTENTIAL REALIZABLE VALUE AT
                                                           ASSUMED ANNUAL RATES OF
                                                          STOCK PRICE APPRECIATION
                                                               FOR OPTION TERM
                                          ---------------------------------------------------------
                                                    5% ($)                        10% ($)
                                          ---------------------------   ---------------------------
                                             STOCK                         STOCK
                  NAME                       PRICE          VALUE          PRICE          VALUE
----------------------------------------  -----------   -------------   -----------   -------------
John F. Grundhofer......................  $     71.85   $     952,173   $     85.66   $   2,038,910
                                                75.66         148,663         94.77         327,227
                                                79.06         326,262        103.26         735,145
                                                83.05         351,877        113.69         814,602
                                                87.21       2,350,713        125.06       5,590,863
                                                80.02         169,619         97.92         368,452
                                                83.61         226,113        106.69         502,819
                                                87.84         654,163        117.47       1,493,610
                                                92.23       4,432,497        129.22      10,398,947
                                               113.82      14,721,575        181.24      37,307,275
Richard A. Zona.........................        77.67           8,337         99.95          18,630
                                                79.32         301,885        104.13         682,173
                                                83.25         207,097        114.43         480,421
                                                87.07       1,883,495        124.92       4,481,065
                                                87.67          45,339        125.61         107,788
                                                80.71          99,049         98.68         215,117
                                                82.99          41,519        104.19          91,487
                                                84.75         283,282        108.55         631,262
                                                88.94         131,870        119.29         301,708
                                                93.03       2,127,803        130.22       4,989,239
                                               113.82       5,712,850        181.24      14,477,450
Philip G. Heasley.......................        79.24          98,173        103.93         221,747
                                                83.21         145,637        114.32         337,742
                                                87.03       1,324,621        124.80       3,150,234
                                                88.14          66,849        118.26         152,932
                                                92.23         271,832        129.22         637,737
                                               113.82       5,273,400        181.24      13,363,800
Daniel C. Rohr..........................        83.21          70,330        114.32         163,100
                                                87.03         855,995        124.80       2,035,741
                                                88.18          66,963        118.37         153,246
                                                92.23         711,979        129.22       1,670,353
                                               113.82       3,295,875        181.24       8,352,375

                                                               INDIVIDUAL GRANTS
                                          -----------------------------------------------------------
                                            NUMBER OF      % OF TOTAL
                                           SECURITIES     OPTIONS/SARS     EXERCISE
                                           UNDERLYING      GRANTED TO       OR BASE
                                          OPTIONS/SARS    EMPLOYEES IN       PRICE       EXPIRATION
                  NAME                     GRANTED (#)     FISCAL YEAR      ($/SH)          DATE
----------------------------------------  -------------   -------------   -----------   -------------
John M. Murphy, Jr......................         2,980(1)                 $   59.750         2/16/03
                                                37,886(1)                     59.750         1/19/04
                                                14,349(1)                     64.375         2/19/01
                                                14,716(1)                     64.375         2/19/02
                                                 5,589(1)                     64.375         2/16/03
                                                20,615(1)                     64.375         1/19/04
                                                 1,298(1)                     64.375         2/16/97
                                                 1,757(1)                     64.375         2/15/98
                                                 1,854(1)                     64.375         2/13/99
                                                75,000(2)                     69.875        12/19/06
                                          -------------
                                               176,044             2.1%

                                                        POTENTIAL REALIZABLE VALUE AT
                                                           ASSUMED ANNUAL RATES OF
                                                          STOCK PRICE APPRECIATION
                                                               FOR OPTION TERM
                                          ---------------------------------------------------------
                                                    5% ($)                        10% ($)
                                          ---------------------------   ---------------------------
                                             STOCK                         STOCK
                  NAME                       PRICE          VALUE          PRICE          VALUE
----------------------------------------  -----------   -------------   -----------   -------------
John M. Murphy, Jr......................  $     83.38   $      70,417   $    114.56   $     163,334
                                                87.21       1,040,350        125.06       2,474,335
                                                79.52         217,316         97.26         471,867
                                                83.49         281,296        106.99         627,122
                                                87.63         129,972        117.58         297,363
                                                91.65         562,274        128.35       1,318,845
                                                65.39           1,317         66.37           2,590
                                                68.66           7,529         73.01          15,172
                                                72.06          14,248         80.23          29,395
                                               113.82       3,295,875        181.24       8,352,375

---------

(1) Represent reload stock options. Optionees may tender previously acquired shares of the Company's Common Stock in payment of the exercise price of a stock option and may tender previously acquired shares or request the Company to withhold sufficient shares to pay the taxes arising from the exercise. The Company currently grants reload stock options to purchase the number of shares thus tendered and/or withheld. The reload option will have an exercise price equal to the closing price of the Common Stock on the date of the transaction, will be exercisable six months from the date of grant and will expire on the scheduled expiration date of the exercised option. All such options become fully exercisable in connection with certain types of changes in control of the Company.

(2) The options were granted on December 19, 1996, and one-third of the total grant becomes exercisable on April 15, 1997. An additional one-third becomes exercisable on June 30, 1998 and the final one-third on September 30, 1999 if the Company meets certain standards based upon growth in earnings per share and upon the Company's return on assets relative to the Company's peer bank holding companies. If the standards are not met for a particular year, the portion of the grant which would have become exercisable as a result of that year's performance will become exercisable on January 1, 2002. All such options contain reload features as described in footnote (1) above and become fully exercisable in connection with certain types of changes in control of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                    VALUE OF
                                                        NUMBER OF SECURITIES       UNEXERCISED
                                                       UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                            OPTIONS/SARS          OPTIONS/SARS
                             SHARES                        AT 12/31/96(#)        AT 12/31/96($)
                           ACQUIRED ON      VALUE          (EXERCISABLE/          (EXERCISABLE/
          NAME             EXERCISE(#)  REALIZED($)(1)     UNEXERCISABLE)       UNEXERCISABLE)(1)
-------------------------  -----------  -------------  ----------------------  -------------------
John F. Grundhofer            543,860    $12,890,888       205,639/547,727     $1,747,931/$744,544

Richard A. Zona               237,845      4,318,690        58,038/235,974        677,532/304,675

Philip G. Heasley             110,385      1,879,374        72,132/132,750         926,034/44,625

Daniel C. Rohr                 75,309      1,412,725        66,870/103,767      1,125,771/100,684

John M. Murphy, Jr.           133,428      3,844,028        59,914/135,178        664,034/233,189

---------

(1) "Value" has been determined based upon the difference between the per-share option exercise price and the market value of the Common Stock at the applicable measurement date.

PERSONAL RETIREMENT ACCOUNT

    Effective July 1, 1986, the Company adopted a career average pay defined benefit pension plan known as the "Personal Retirement Account" ("PRA"). Essentially all full-time employees of the Company and its subsidiaries are eligible to participate in PRA. As of December 31, 1996, 10,016 employees were participating in PRA. Under the terms of PRA, a separate "account" is maintained for each employee participating in the plan. Each year, credits of from 3% to 6% of the participant's total compensation for that year plus 3% of the participant's total compensation in excess of $5,000 for that year are made to the account for the participant. The basic percentage varies depending upon the participant's number of years of service. If the participant has less than ten years of service, the percentage is 3%. If the participant has ten but less than twenty years of service, the percentage is 4%. If the participant has twenty but less than twenty-five years of service, the percentage is 5%. If the participant has twenty-five or more years of service, the percentage is 6%. Interest is credited to such accounts. In addition, the plan provides certain special additional credits for the accounts of participants who had at least five years of service as of January 1, 1986 and had a total age plus years of service equal to fifty or greater. At the time of normal or early retirement, the accumulated account of the participant is converted into one of several available forms of lifetime annuities or is distributed in a single lump sum to the participant. In the event of the death of the participant, the account balance is payable to survivors of the participant. Plan benefits become 100% vested after five years of service, subject to accelerated vesting under certain circumstances in connection with a change in control of the Company.

    The Company maintains an unfunded deferred compensation plan known as the Defined Benefit Excess Plan to provide retirement benefits which would have been provided under the normal formulas of the PRA but for limitations established under the Code. Such plans are recognized and authorized under provisions of the Employee Retirement Income Security Act of 1974, as amended.

    Based upon a number of assumptions, including retirement at age 65, the following estimated annual payments would be made upon retirement pursuant to the PRA and the Defined Benefit Excess Plan to the following individuals: Mr. Grundhofer, $284,571; Mr. Zona, $285,293; Mr. Heasley, $464,782; Mr. Rohr,
$174,182; and Mr. Murphy, $133,186.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company's Supplemental Executive Retirement Plan ("SERP") is available to certain executives with not less than five years of service at the time of termination of employment or death. The SERP generally provides retirement benefits at age 65 equal to 55% of an executive's average base salary and annual incentive awards during his or her last three years of employment. Executives will receive credit for an additional five years of service at age 60 and may receive retirement benefits after age 60 which are equal to the actuarial equivalent present value of the retirement benefit which would be payable at age
65. Payments under the SERP are reduced by other sources of retirement income, including benefits under the PRA, the Defined Benefit Excess Plan, a portion of social security benefits and estimated benefits provided by other employers. Lesser benefits are available in the event of termination prior to age 65. The SERP provides for payment of benefits in the form of a single lump sum or annuity payments. A participant who has not yet begun to receive payments or benefits under the SERP may elect to receive a distribution of his or her entire SERP benefit under certain circumstances if a change in control has occurred, subject to a 5% forfeiture of benefits to be received thereunder.

    Based upon a number of assumptions, including retirement at age 65, the following estimated annual payments would be made upon retirement pursuant to the SERP to the following individuals: Mr. Grundhofer, $539,032; Mr. Zona, $354,664; Mr. Heasley, $394,603; Mr. Rohr, $201,362; and Mr. Murphy, $163,470.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, the following individuals served as members of the Compensation and Human Resources Committee: Kenneth A. Macke (Chair), Richard L. Knowlton, Jerry W. Levin, Marilyn Carlson Nelson, James J. Renier, S. Walter Richey and Richard L. Robinson. During 1996, banking subsidiaries of the Company engaged in loan transactions with members of the Compensation and Human Resources Committee and one or more of their affiliates. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                         COMPARATIVE STOCK PERFORMANCE

    Set forth below are line graphs comparing the cumulative total stockholder return on the Company's Common Stock over a five-year and a seven-year period with the cumulative total return on the Standard and Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Bank Index over the same periods, assuming the investment of $100 in each on December 31, 1991 and December 31, 1989, respectively, and the reinvestment of all dividends. The Keefe, Bruyette & Woods 50 Bank Index is a market-capitalization-weighted total return index of the 50 largest U.S. banks, including all money center and most major regional banks, published by Keefe, Bruyette & Woods, Inc. The first graph provides a five-year history of stockholder return. The Company believes that the second graph, which provides a seven-year history, is useful in evaluating the Company's performance during the tenure of Mr. Grundhofer and his senior management team.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              FBS      S&P 500     KBW 50
1991             100         100        100
1992             121         108        127
1993             137         118        134
1994             153         120        128
1995             236         165        204
1996             333         203        289

                COMPARISON OF SEVEN-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              FBS      S&P 500     KBW 50
1989             100         100        100
1990              83          97         72
1991             159         126        114
1992             193         136        145
1993             217         150        153
1994             243         152        145
1995             375         209        232
1996             529         257        329

                              CERTAIN TRANSACTIONS

STOCK REPURCHASES

    During 1996 and as part of its authorized stock repurchase program, the Company purchased shares of its Common Stock held by certain members of management and by Corporate Advisors, L.P., a 5% stockholder of the Company during part of 1996, as follows: (i) on April 12, 1996 and prior to his election as a Director of the Company, the Company purchased 45,000 shares from Walter Scott, Jr. for an aggregate purchase price of $2,683,125; (ii) on April 18, July 17 and October 21, 1996, the Company purchased 20,000, 20,000 and 10,000 shares, respectively, from Mr. Grundhofer, for aggregate purchase prices of $1,195,000, $1,157,500 and $643,750, respectively; (iii) on November 6, 1996, the Company purchased 1,000 shares from John R. Danielson, an executive officer of the Company, for an aggregate purchase price of $66,250; and (iv) the Company purchased an aggregate of 2,000,000 shares from Corporate Advisors, L.P., either in its capacity as general partner of Corporate Partners, L.P., as general partner of Corporate Offshore Partners, L.P., or as investment manager for The State Board of Administration of Florida, in six transactions in 1996 for an aggregate purchase price of $129,875,000. Shares repurchased in the foregoing transactions were purchased at fair market value based on the current market price of the Common Stock on the New York Stock Exchange on the date of the applicable transaction.

LOANS TO MANAGEMENT

    During 1996, banking subsidiaries of the Company engaged in loan transactions with certain of the Company's Directors, executive officers and one or more of their affiliates. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    In accordance with the Company's policies regarding loans to employees, certain Directors and executive officers of the Company have obtained loans from FBS Mortgage Corporation, a mortgage banking subsidiary of the Company ("FBS Mortgage"). These loans are evidenced by notes secured by first mortgages on their residences and either have been, or may be, sold to investors in the secondary real estate mortgage market. FBS Mortgage ceased originating mortgage loans effective as of May 4, 1996. In addition, pursuant to the Company's Stock Option Loan program, Directors and active employees holding stock options are eligible to receive loans from the Company to be used for the exercise of stock options. Loans bear interest at the applicable federal rates in effect under
Section 1274(d) of the Code at the time the loan is made. The following tables show as to the Company's Directors and executive officers: (i) the outstanding balances of mortgages held by the Company or one of its affiliates and stock option loans, if any, as of December 31, 1996, (ii) the largest outstanding balances of such loans at any time during 1996, and (iii) the rate of interest applicable to such loans.

                                 MORTGAGE LOANS

                                                                                MAXIMUM
                                                               MORTGAGE        BALANCE OF    MORTGAGE
                                                              BALANCE AT        MORTGAGE     INTEREST
                                                          DECEMBER 31, 1996   DURING 1996     RATE(1)
                                                          ------------------  ------------  -----------
William F. Farley(2)....................................     $    556,817      $  562,214        7.750%
Norman M. Jones.........................................           57,693          60,198        5.750%
John M. Murphy, Jr......................................          474,279         478,525        7.375%

---------

(1) The interest rates shown are all adjustable pursuant to the terms of adjustable rate mortgages.

(2) Mr. Farley, a former executive officer of the Company, resigned as an employee effective as of April 30, 1996.

                               STOCK OPTION LOANS

                                          STOCK OPTION LOAN   MAXIMUM BALANCE OF
                                              BALANCE AT       STOCK OPTION LOAN    STOCK OPTION LOAN
                                          DECEMBER 31, 1996       DURING 1996         INTEREST RATE
                                          ------------------  -------------------  -------------------
William F. Farley.......................    $            0       $     452,055               5.47%
William F. Farley.......................                 0             179,631               7.21%
David P. Grandstrand....................            78,441              78,441               5.95%
John F. Grundhofer......................           768,779             921,245               5.80%
Philip G. Heasley.......................           465,161             465,161               5.47%
Philip G. Heasley.......................         1,256,515           1,256,515               6.98%
Philip G. Heasley.......................         1,342,134           1,342,134               5.80%
John M. Murphy, Jr......................                 0              92,153               5.47%
David J. Parrin.........................           200,191             200,191               5.65%
Daniel C. Rohr..........................           630,287             630,287               4.94%
Daniel C. Rohr..........................         1,032,879           1,032,879               6.98%
Robert H. Sayre.........................           152,353             152,353               5.47%
Robert H. Sayre.........................           184,931             184,931               7.21%
Richard A. Zona.........................           595,790             604,024               5.47%

                         POLICY ON CONFIDENTIAL VOTING

    The Company has procedures to ensure that (i) all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly requested by a stockholder; and (ii) the receipt and tabulation of proxy cards are performed by an independent third party.

                           1998 STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Minneapolis, Minnesota on or before November 18, 1997.

                           AVAILABILITY OF FORM 10-K

    The Company's Annual Report on Form 10-K detailing its activities and financial results during 1996 is included as a part of the Company's 1996 Annual Report to Stockholders. If a stockholder requests copies of any exhibits to such Form 10-K, the Company will require the payment of a fee covering its reasonable expenses in furnishing such exhibits. Any such requests should be addressed to Investor and Corporate Relations, First Bank System, Inc., P.O. Box 522, Minneapolis, Minnesota 55480.

                                                   By Order of the Board of
                                                   Directors

                                                   /s/ Lee R. Mitau

                                                           Lee R. Mitau
                                                             SECRETARY

Dated: March 18, 1997

               [MAP OF DOWNTOWN MINNEAPOLIS]

                                     APPENDIX

                               FIRST BANK SYSTEM, INC.

                               EXECUTIVE INCENTIVE PLAN


1. ESTABLISHMENT. On February 15, 1995, the Board of Directors of FIRST BANK SYSTEM, INC., upon recommendation by the Compensation and Human Resources Committee of the Board of Directors, approved an executive incentive plan for executives as described herein, which plan shall be known as the "FIRST BANK SYSTEM, INC. EXECUTIVE INCENTIVE PLAN." This Plan shall be submitted for approval by the stockholders of First Bank System, Inc. at the 1995 Annual Meeting of Stockholders. This Plan shall be effective as of January 1, 1995, subject to its approval by the stockholders, and no benefits shall be issued pursuant thereto until after this Plan has been approved by the stockholders.

2.  PURPOSE.  The purpose of this Plan is to advance the interests of First
Bank System, Inc. and its stockholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company.

3. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

    3.1. BASE SALARY - a Participant's annualized base salary, as determined by the Committee, as of the last day of a Performance Period.

    3.2. CODE - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

    3.3. COMMITTEE - the Compensation and Human Resources Committee of the Board of Directors of the Company designated by such Board to administer the Plan which shall consist of members appointed from time to time by the Board of Directors. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code.

    3.4. COMPANY - First Bank System, Inc. a Delaware corporation, and any of its subsidiaries or affiliates, whether now or hereafter established.

    3.5. MAXIMUM AWARD - a dollar amount equal to thirty five one-hundredths of one percent (0.35%) of the Company's Operating Earnings for the Performance Period.

    3.6. OPERATING EARNINGS- the Company's net income computed in accordance with generally accepted accounting principles as reported in the Company's consolidated financial statements for the applicable Performance Period, adjusted to eliminate (1) the cumulative effect of changes in generally accepted accounting principles; (2) gains and losses from discontinued operations; (3) extraordinary gains or losses; and (4) any other unusual or nonrecurring gains or losses which are separately identified and quantified in the Company's financial statements, including merger related charges.

    3.7. PARTICIPANT - any executive officer of the Company who is also an "officer" within the meaning of Section 16(a) of the Securities Exchange Act of 1934 and who is designated by the Committee, as provided for herein, to participate with respect to a Performance Period as a Participant in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in the Plan.

    3.8. PERFORMANCE THRESHOLD - the preestablished, objective performance goals selected by the Committee with respect to each Performance Period and which shall be based solely on ROA .

    3.9. PERFORMANCE PERIOD - each consecutive twelve-month period commencing on January 1 of each year during the term of this Plan and coinciding with the Company's fiscal year.

    3.10.     PLAN - this FIRST BANK SYSTEM, INC. EXECUTIVE INCENTIVE PLAN.

    3.11. RETURN ON ASSETS OR ROA - a percentage computed as the Company's Operating Earnings for its fiscal year divided by the Company's consolidated total average assets for such fiscal year. The Company's Return on Assets shall be computed in accordance with generally accepted accounting principles, as in effect from time to time, as reported in the Company's consolidated financial statements for the applicable Performance Period, adjusted in the same fashion that Operating Earnings are to be adjusted as provided in Section 3.6 hereof.

    3.12. TARGET AWARD - a percentage, which may be greater or less than 100%, as determined by the Committee with respect to each Performance Period.

4.  ADMINISTRATION.

    4.1. POWER AND AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (x) shall be within the sole discretion of the Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and their legal representatives and beneficiaries, and employees of the Company.

    4.2. DETERMINATIONS MADE PRIOR TO EACH PERFORMANCE PERIOD. At any time ending on or before the 90th day of each Performance Period, the Committee shall:

         (a) designate all Participants and their Target Awards for such Performance Period; and

         (b) establish one or more Performance Thresholds (including a minimum level of achievement), based solely on ROA.

    4.3. CERTIFICATION. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing the Company's Operating Earnings and ROA for that Performance Period and certify as to the attainment of all other factors upon which any payments to a Participant for that Performance Period are to be based.

    4.4. STOCKHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by stockholders of the Company in accordance with
Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such stockholder approval has been obtained.

5.  INCENTIVE PAYMENT.

    5.1. FORMULA. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

         (a) the Participant's Base Pay for the Performance Period, multiplied by

         (b)  the Participant's Target Award for the Performance Period;

provided, however, that in the event that the Company's ROA for a Performance Period is equal to or in excess of a designated Performance Threshold for that

Performance Period, then each Participant shall be entitled to a bonus payment for that Performance Period which is not greater than the Maximum Award for that Performance Period.


    5.2. LIMITATIONS.

         (a) MINIMUM ROA ACHIEVEMENT. In no event shall any Participant receive any payment hereunder unless the Company's ROA for a Performance Period is at least equal to a minimum percentage as determined by the Committee for that Performance Period.

         (b) DISCRETIONARY REDUCTION. The Committee shall retain sole and full discretion to reduce by any amount the incentive payment otherwise payable to any Participant under this Plan.

         (c) CONTINUED EMPLOYMENT. Except as otherwise provided by the Committee, no incentive payment under this Plan with respect to a Performance Period shall be paid or owed to a Participant whose employment terminates prior to the last day of such Performance Period.

         (d)  MAXIMUM PAYMENTS.   No Participant shall receive a payment under
              this Plan for any Performance Period in excess of the Maximum Award for that Performance Period.

6.  BENEFIT PAYMENTS.

    6.1. TIME AND FORM OF PAYMENTS. Subject to any deferred compensation election pursuant to any such plans of the Company applicable hereto, benefits shall be paid to the Participant in a single lump sum cash payment as soon as administratively feasible upon the completion of a Performance Period, after the Committee has certified that the Company Performance Threshold has been attained, determined the Maximum Award for that Performance Period and made the other certifications provided for in Section 4.3 hereof.

    6.2. NONTRANSFERABILITY. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

    6.3. TAX WITHHOLDING.     In order to comply with all applicable federal or
state income, social security, payroll, withholding or other tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

7. AMENDMENT AND TERMINATION; ADJUSTMENTS. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

         (a) AMENDMENTS TO THE PLAN. The Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

         (b) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.  MISCELLANEOUS.

    8.1. EFFECTIVE DATE. This Plan shall be deemed effective, subject to stockholder approval, as of January 1, 1995.

    8.2. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    8.3. APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

    8.4. EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time.

This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

    8.5. NO TRUST OR FUND CREATED. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

    8.6. GOVERNING LAW. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

    8.7. SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

    8.8. QUALIFIED PERFORMANCE-BASED COMPENSATION.                All of the
terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                                    [LOGO]

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST BANK
                                 SYSTEM, INC.
              ANNUAL MEETING OF STOCKHOLDERS - APRIL 24, 1997

The undersigned hereby appoints Susan E. Lester, Lee R. Mitau and Richard A. Zona as proxies (each with power to act alone and with power of substitution) to vote as designated herein, all shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of First Bank System, Inc. to be held on April 24, 1997, and at any adjournments thereof, on those matters referred to in the Proxy Statement. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This Proxy cannot be voted unless it is properly signed and returned. If properly signed and returned, this Proxy will be voted as designated by the stockholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

The nominees for Director are Peter H. Coors, Norman M. Jones, S. Walter Richey, Richard L. Robinson and Walter Scott, Jr.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                         -FOLD AND DETACH HERE-

             EARN WORLDPERKS-Registered Trademark- MILES WITHOUT FLYING.

There are lots of ways to earn travel awards in the Northwest Airlines WorldPerks-Registered Trademark- frequent flyer program. Flying is one. The easiest way to earn WorldPerks miles on the ground is to charge all your purchases with the First Bank WorldPerks Visa-Registered Trademark- Card. That's because it's the only Visa card that lets you earn miles every time you use it. So instead of paying with cash or a check, just charge your purchases and watch your WorldPerks miles quickly add up - miles that can help you fly on Northwest Airlines, KLM Royal Dutch Airlines or other WorldPerks partner airlines.

The WorldPerks Visa card is accepted at more than 12 million locations worldwide, so there's no limit to the ways you can earn miles. Use it to pay for gasoline, groceries, or school tuition. Charge medical and dental expenses, even a down payment on a new car! The miles are automatically credited to your WorldPerks account every month.

So whether you're buying golf balls or garden supplies, don't miss another opportunity to earn WorldPerks miles. Apply today by calling 1-800-360-2900 Ext 1525 between 7 a.m. and 10 p.m. CST, seven days a week. We'll even get you started with 1,000 Bonus Miles the first time you use your card!

[ART: PICTURE OF CREDIT CARDS]

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

                                             VOTE FOR              WITHHOLD
                                         all nominees (except      AUTHORITY
                                         as marked to the con-  to vote for all
                                             trary below            nominees
1. Election of Directors (See Reverse)          /  /                  /  /

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

-------------------------------------------------------------------------------

                                                     FOR     AGAINST     ABSTAIN
2. Approve the proposal to amend the Company's       / /       / /         / /
   Executive Incentive Plan.

3. Ratify the selection of the firm of Ernst &       / /       / /         / /
   Young LLP as independent auditors.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. If signed by an attorney, executor, guardian or in some other capacity or as officer of a corporation, please add title as such. Please sign, date and return this Proxy Card promptly using the enclosed envelope.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
   SIGNATURE(S)                                                       DATE

-------------------------------------------------------------------------------
                           -FOLD AND DETACH HERE-

       TURN YOUR GROCERIES INTO WORLDPERKS-Registered Trademark- MILES.

Every time you use the First Bank WorldPerks Visa-Registered Trademark- Card, you earn miles that can help you fly on Northwest Airlines, KLM Royal Dutch Airlines and other qualified WorldPerks partner airlines. Check the chart below to see how many additional miles you can earn each month - just by using the WorldPerks Visa Card instead of cash or a check!

Don't miss another mile! Apply for the First Bank WorldPerks Visa Card today by calling 1-800-360-2900, EXT. 1525, between 7 a.m. and 10 p.m. CST, seven days a week. We'll even get you started with 1,000 Bonus Miles the first time you use your card!

Bonus Miles will be awarded when the first transactions post to your WorldPerks Visa Account. Please allow 4-6 weeks for Bonus Miles to be credited to your WorldPerks Account. The creditor and issuer of the First Bank WorldPerks Visa card is First Bank of South Dakota (National Association). The card is available to U.S. residents only. Bank Card checks, ATM disbursements and other cash advances do not earn mileage credit. Participation in WorldPerks is subject to the terms and conditions in the WorldPerks Membership and Benefits Guide. Northwest Airlines is solely responsible for the redemption and fulfillment of WorldPerks miles. Free seats are subject to availability. Northwest may change the WorldPerks program rules, program partners, regulations, benefits, conditions of participation or mileage levels, in whole or in part, at any time with or without notice, even though changes may affect the value of mileage or Fly-Write-Service Mark-certificates already accumulated.

[ART: Chart showing miles accumulated with monthly purchases.]